SOFTWARE LICENSE AGREEMENT

This Software License Agreement (the "***Agreement***") is made as of the 12th day of January, 2017, by and between, Voosh LLC, a California limited liability company ("***Voosh***"), and AmbiCom Holdings, Inc., a Nevada Corporation ("***AmbiCom***"). Voosh and AmbiCom are referred to individually as a "***party***" and collectively as the "***parties***." In consideration of the mutual covenants and terms and conditions contained in this Agreement and such other good and valuable consideration (the receipt, adequacy and sufficiency of which the parties hereby acknowledge), the parties agree, as follows

1. DEFINITIONS. All capitalized terms used in this Agreement shall have the following meanings:

(a) "Affiliate" means any person, organization or entity which is, directly or indirectly, controlling, Controlled by, or under common Control with AmbiCom or Voosh, as the case may be.

(b) "Confidential Information" means: (i) any non-public technical or business information of a party, including without limitation any information relating to a party's techniques, algorithms, software, know-how, current and future products and services, research, engineering designs, financial information, procurement requirements, manufacturing, customer data, customer lists, business forecasts, marketing plans and information and any and all 'golden masters' referenced above; or (ii) any other information of a party that is disclosed in writing and is conspicuously designated as "Confidential" at the time of disclosure or that is disclosed orally and is identified as "Confidential" at the time of disclosure. Confidential Information shall include any of the information referenced above and relating to the transactions contemplated by this Agreement that was disclosed by one party to the other party prior to the Effective Date.

(c) "Consumer Market" means individual consumers of computer processing devices and all commercial entities (or divisions thereof) who market, manufacture or sell computer processing devices intended for use by individual consumers. "Consumer Market" includes retail and internet markets and any device media (i.e., tablets, personal computers, smart phones, etc.) as well as "white box" sales through other channels, including offshore resellers.

(d) "Control" and "Controlled" mean: (i) as used with respect to any technology or intellectual property right, possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with, or arrangement with, any third party; and (ii) as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, organization or entity, whether through the ownership of voting securities, or by contract, or court order, or otherwise; provided that the ownership of voting securities of a person, organization or entity shall not, in and of itself, constitute "control" for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such person, organization or entity.

(e) "Effective Date" has the meaning provided to such term in Section 9(m) of this Agreement.

(f) "Enterprise and SMB Market" means business consumers of computer processing devices and all commercial entities (or divisions thereof) who market, manufacture or sell computer processing devices intended for use by business consumers outside of the Consumer Market.

(g) "Open Source Software" means software licensed under terms providing the following rights and obligations: (i) no royalty or other fee may be imposed upon redistribution; (ii) access to the source code; (iii) the right to create modifications and derivative works; (iv) modified versions required to be distributed as the original version plus patch files; (v) restrictions that user may not discriminate against persons or groups; (vi) restrictions that user may not discriminate against fields of endeavor; (vii) all rights granted must flow through to/with redistributed versions; (ix) the license terms apply to the program as a whole and each of its components; (x) the license must not restrict other software; and (xi) the license must be technology-neutral.

(h) "Product" means any product or service offered by a party or its Affiliates or sublicensees, which uses or incorporates in whole or in part the Software.

(i) "Software" means all of AmbiCom's copyrighted software applications and/or systems used for optimization (enterprise) and all Software Code related thereto. Such Software includes, without limitation, the Veloxum Active Continuous Optimization server tuning software. Such Software includes, without limitation, all fixes, patches, updates, upgrades, improvements, new releases, add-ons, functionally equivalent replacements, enhancements and derivative works of the Software created by or for AmbiCom to the extent designed for or useful in the Enterprise Market.

(j) "Software License" shall have the meaning provided to such term in Section 2(a)(i) of this Agreement.

(k) "Software Code" includes all programming code, including without limitation, the object code, software development kits (SDK), API and GUI interfaces, maintenance and support tools, utilities, diagnostic programs, and the source code and source code-related documentation, written in a programming language, in a form intelligible to trained programmers and capable of being translated into object code for operation on computer equipment through assembly or compiling.

(l) "Technical Information" means any proprietary know-how, technical and business information, data, methodologies, and trade secrets related to the Software.

(m) "Territory" means all countries of the world.

2. GRANT OF LICENSES.

(a) AmbiCom hereby grants to Voosh:

(i) A world-wide, transferable, sublicensable, right to copy, reproduce, distribute, modify, create derivative works of, publicly display, publicly perform and use the Software (including any and all updates, upgrades, bug fixes and any new releases of the Software Code related thereto) exclusively in the Enterprise and SMB Market (the "***Software License***"). Without limiting the foregoing, the Software License shall include (1) the right to make modifications to or prepare

derivative works of the Software for user support and maintenance purposes as well as to provide for interoperability or interfacing with other devices or OEM/SAAS/VAR device requirements, (2) the right for Voosh or its sublicensees to host the Software for access and use in a SAAS or other service delivery models, or to distribute the Software in a stand-alone version or integrated or bundled with other products and services of Voosh or its sublicensees and in any and all forms of wholesale, retail or Internet distribution, whether private or white labeled or branded with Voosh's marks, and (3) to translate, localize and port the Software for use on any and all media or platforms, whether now known or subsequently developed, in any country in the Territory; and

(ii) A world-wide, fully paid, royalty-free, transferable, sublicensable, right to use, practice and disclose the Technical Information embodied in or used in conjunction with the Software.

(b) Voosh shall have the right to sublicense any of the rights granted under the Licenses to sublicensees consistent with this Agreement in the ordinary course of its business without AmbiCom's consent.

(c) Voosh shall have the right to private or white label or co-brand its Products with any trademarks, service marks, trade names, logos and other indicia of source as Voosh or its sublicensees may adopt from time to time, and all use and rights in and to such marks and any applications and/or registrations therefor shall inure to the benefit of Voosh and such sublicensees. Neither party shall adopt a mark or other indicia of source identical to or substantially similar to any of the other party's or their sublicensee's marks used in conjunction with the Software or the Products.

3. COMPENSATION AND ACCOUNTING.

(a) All gross revenues received by Voosh from the sale of the Software License will be split (i) during the first twelve-month period after the date of this Agreement, 90/10 between Voosh and AmbiCom, respectively, (ii) during the immediately succeeding twelve-month period, 80/20 between Voosh and AmbiCom, respectively, and (iii) thereafter, 70/30 between Voosh and AmbiCom, respectively; ***provided, however***, that in the event that AmbiCom at any time does not own the Software, Voosh shall no longer be required to make the payments provided for pursuant to this Section 3(a) for any Gross revenues received by Voosh on and after the date such event occurs. Unless otherwise specified in the accounting, all payments shall be made in US dollars at the address for notice of the party to whom such payment is due and subject to all taxes and withholdings due under applicable law.

(b) Voosh hereby agrees to maintain records sufficient to clearly delineate costs and Gross revenue incurred and/or generated. Voosh hereby further agrees to provide an accounting to AmbiCom of any Gross revenue on a quarterly basis within fifteen (15) days of the close of each quarter during each calendar year in which this Agreement is in effect.

(c) If requested in writing by AmbiCom, Voosh shall, at all reasonable times during normal business hours with at least ten (10) business days' prior written notice, permit AmbiCom or its duly authorized representative to make an examination and audit of all books and records

required to be kept pursuant to this Agreement in order to verify compliance with this Agreement. Prompt adjustment shall be made for an errors disclosed by such examination. If any such audit reveals underpayments in excess of $15,000 of the payments required to be made for a calendar quarter, then Voosh will pay, in addition to underpayment, all costs associated with such audit within ten (10) days of receipt of notice of underpayment from the other party.

(d) Except as otherwise expressly provided in this Agreement or as provided by law, all costs and expenses incurred by the parties in connection with the consummation of the transactions contemplated in this Agreement shall be borne solely and entirely by the party that has incurred such expenses. In the event of a dispute between the parties in connection with this Agreement and the transactions contemplated hereby, each of the parties agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a) AmbiCom represents and warrants that: (i) it is the owner of the entire right, title and interest in and to the Technical Information and Software and has the right to grant licenses of the scope of the Licenses granted under this Agreement; (ii) there are no suits, actions, proceedings, or claims pending or threatened by others asserting that any of the Technical Information or Software infringes or violates or misappropriates the rights of third parties; (iii) to the best of its knowledge and belief, the Technical Information or Software and the use thereof by Voosh in accordance with this Agreement does not and will not infringe or violate any rights of any third party; (iv) it will not incorporate any Open Source Software or other disabling software into the Code for the Software without prior written consent of Voosh; and (v) its contributions to the Code of the Software will be original.

(b) EXCEPT WITH RESPECT TO INDEMNIFICATION HEREUNDER, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, WHETHER GROUNDED IN TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR CONTRACT. EACH PARTY HERETO HEREBY WAIVES ANY CLAIM THAT THESE EXCLUSIONS DEPRIVE IT OF AN ADEQUATE REMEDY.

(c) AmbiCom represents and warrants to Voosh that the Code of the Software: (i) will operate in accordance with the applicable design specifications and with commonly accepted standards for operation of such product; (ii) will be free from any material bugs, significant programming errors or viruses; and (iii) will operate and run in a reasonable and efficient business manner as described in the technical specifications or the design documentation that fully explains the operation and design of the Software.

(d) Each party represents and warrants to each other that: (i) it is duly organized and in good standing under the laws of the state or country of its incorporation or existence; (ii) it has (and shall at all times remain possessed of) the full right, power and authority to enter into and perform this Agreement; (iii) it is not presently the subject of a voluntary or involuntary petition in bankruptcy, does not presently contemplate filing any such voluntary petition, and is not aware of any intention on the part of any other person to file such an involuntary petition against it; and (iv) the person(s) executing this Agreement on its behalf has the actual authority to bind it to this Agreement.

5. INDEMNIFICATION

(a) AmbiCom shall indemnify Voosh and hold Voosh harmless from any damages and liabilities (including reasonable attorneys' fees and costs) arising from: (i) any breach of any obligation, covenant, representation or warranty made by AmbiCom in this Agreement; (ii) any actual or alleged violation, misappropriation or infringement of any intellectual property rights of a third party based in whole or in part on the Technical Information and/or Software, or created by AmbiCom or its subcontractors; or (iii) any third party software or Open Source Software incorporated in or used with the Software.

(b) Voosh shall indemnify AmbiCom and hold AmbiCom harmless from any damages and liabilities (including reasonable attorneys' fees and costs) arising from: (i) any breach of any obligation, covenant, representation or warranty made by Voosh under this Agreement; or (ii) any third party claims arising out of Voosh's activities to advertise, distribute or market its Products.

(c) In the event any third party asserts any claim in respect to any matter to which the indemnification in Section 3(a) or (b) relates, the party against whom the claim is asserted (the "***Indemnified Party***") shall not make any admission concerning such claim, but shall promptly notify the party from whom indemnification is sought (the "***Indemnifying Party***"), of the claim, and the Indemnifying Party shall be entitled, but not obliged, to manage and control, at its sole expense, the defense of the claim and its settlement. The benefit of any indemnity by the Indemnifying Party under this Agreement in respect of any claim shall not apply to the Indemnified Party if any admission made by such party or any failure by such party to notify the Indemnifying Party of the claim materially prejudices the defense of such claim. If the Indemnifying Party elects to defend such claim, it shall give prompt notice to the Indemnified Party. If the Indemnifying Party does not give such notice and does not proceed diligently to defend the Indemnified Party within twenty days after receipt of notice of the claim, the Indemnifying Party shall be bound by any defense or settlement made by the Indemnified Party and shall reimburse the Indemnified Party for its Losses related to the defense or settlement of the third party claim. If the Indemnifying Party elects to defend the claim and gives notice to the Indemnified Party and proceeds diligently to defend the Indemnified Party, then the Indemnified Party shall not settle any claim for which it is seeking indemnification without the prior consent of the Indemnifying Party. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in the defense of such a third party claim that is being managed and controlled by the Indemnifying Party. The Indemnified Party may, at its option and expense, be represented by counsel of its own choice in any action or proceeding arising out of such claim; provided, however, the Indemnifying Party shall not be liable for any litigation costs or expenses incurred, without its consent, by the Indemnified Party where such action or proceeding is under the control and management of the Indemnifying Party.

6. THIRD PARTY INFRINGEMENTS. In the event that either party learns of imitations or infringements of the Software, that party shall notify the other in writing of the infringements or imitations. Either party shall have the right to commence lawsuits against third persons arising from infringement of the Software or any intellectual property licensed to or used by. Each party shall cooperate fully and in good faith with the other party for the purpose of securing and preserving AmbiCom's and/or Voosh's rights to any such intellectual property, including, without limitation, joinder as a party to such litigation. Any recovery (including, but not limited to a judgment, settlement or licensing agreement included as resolution of an infringement dispute)

shall be remitted first, to the party prosecuting any such action first to reimburse such party for all costs and expenses incurred or paid in the pursuit of such action, and second in accordance with the split distribution set forth in Section 2(a) of this Agreement.

7. TERM AND TERMINATION.

(a) The term of this Agreement shall commence on the Effective Date and continue in effect until otherwise terminated in accordance with this Section 7. The term of the Software License shall commence on the Effective Date and shall expire upon the last to expire copyright covering the Software.

(b) Voosh may terminate this Agreement by providing at least thirty (30) days' prior written notice to AmbiCom at any time on or after (i) the fifth (5th) anniversary of the Effective Date. AmbiCom is not entitled to terminate this Agreement. For the avoidance of doubt, termination of this Agreement shall not affect Voosh's obligation to make payments of Gross revenue for the sales prior to the effective date of such termination.

(f) All provisions, which by their nature are intended to survive the expiration or termination of this Agreement, including Sections 2, 3(a), 5 and 8, shall survive the expiration or termination of this Agreement. For avoidance of doubt, the Licenses shall survive the expiration or termination of this Agreement for any reason.

8. CONFIDENTIAL INFORMATION.

(a) The parties contemplate that the disclosure of its Confidential Information by the disclosing party to the receiving party will be undertaken in furtherance of the performance of rights and obligations under this Agreement. Confidential Information shall not include information which: (a) is or becomes generally known to the public through no fault or breach of this Agreement by the receiving party; (b) the receiving party can demonstrate by written evidence was rightfully in the receiving party's possession at the time of disclosure, without an obligation of confidentiality; (c) is independently developed by the receiving party without use of or access to the disclosing party's Confidential Information or otherwise in breach of this Agreement; (d) the receiving party rightfully obtains from a third party not under a duty of confidentiality and without restriction on use or disclosure; or (e) is required to be disclosed pursuant to, or by, any applicable laws, court order or other legal process to do so, provided that the receiving party shall, promptly upon learning that such disclosure is required, give written notice of such disclosure to the disclosing party.

(b) Each party shall maintain in confidence all Confidential Information of the disclosing party that is delivered to the receiving party and will not use such Confidential Information except as expressly permitted herein. Each party will take all reasonable measures to maintain the confidentiality of the other party's Confidential Information, but in no event less than the measures it uses to protect its own Confidential Information. Each party will limit the disclosure of such Confidential Information to those of its employees, contractors and/or sublicensees with a bona fide need to access and use such Confidential Information in order to exercise its rights and obligations under this Agreement; provided, however, that all such employees, contractors and sublicensees are bound by a written non-disclosure agreement that contains restrictions at least as protective as those set forth herein. The disclosing party shall not have any liability or responsibility for errors or omissions in or any business decisions made by the receiving party in reliance on any Confidential Information of the disclosing party disclosed pursuant to this Agreement.

9. MISCELLANOUS PROVISIONS.

(a) Governing Law; Venue. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, notwithstanding any state's choice of law provisions to the contrary, and the laws, regulations and treaties of the United States of America regarding the Intellectual Property Rights. The parties consent to the exclusive jurisdiction and venue of the federal and state courts located in Orange County, California in any action arising out of or relating to this Agreement. The parties waive any other venue to which either party might be entitled by domicile or otherwise.

(b) Assignment. This Agreement and/or any rights in and to the AmbiCom intellectual property licensed under the Licenses may be assigned, transferred and conveyed by AmbiCom or Voosh by merger, reorganization, or operation of law, or in connection with a change of control transaction or the sale of substantially all of the assets of Voosh or AmbiCom, as applicable, subject to at least thirty (30) days prior written notice; *provided,* that the successor in interest must agree in writing to unconditionally abide by all of the terms of this Agreement. Any assignment in contravention of the foregoing shall be null and void.

(c) Entire Agreement. This Agreement represents the entire and integrated understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the subject matter hereof. A provision of this Agreement may be altered only by a writing signed by both parties. The recitals and all schedules and attachments to this Agreement are incorporated herein by reference as if set forth in full.

(d) Severability. The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby. In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, AmbiCom, by written notice to Voosh, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

(e) Waiver. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

(f) Independent Contractors. Nothing contained in this Agreement shall be construed to place the parties in the relationship of agent, employee, franchisee, officer, partners or joint ventures. Neither party may create or assume any obligation on behalf of the other.

(g) Notices. Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served, sent by United States mail, sent by an overnight courier who keeps proper records regarding its deliveries, faxed or e-mailed, to the party's address set forth on the signatory page of this Agreement. Notice shall be deemed to have been given if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed, or if sent by overnight courier as aforesaid with charges being billed to the sender, when received by the party being notified, or if faxed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the fax was properly received, or if e-mailed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the e-mail was properly received. As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks. For purposes of this Agreement, the physical addresses, fax numbers

and e-mail addresses of the parties hereto shall be the physical addresses, fax numbers and e-mail addresses as provided by one party to the other from time to time. Any party to be notified hereunder may change its physical address, fax number and e-mail address by notifying each other party hereto in writing as to the new physical address, fax number and e-mail address for sending notices.

(h) Specific Performance. In addition to such other remedies as may be available under applicable law, the parties acknowledge that the remedies of specific performance and/or injunctive relief shall be available and proper without posting of bond in the event either party fails or refuses to perform its duties or fulfill its covenants hereunder. Except with respect to the foregoing specific performance, all disputes arising under this Agreement shall be resolved first by senior management representatives of both parties meeting in person to attempt to resolve any disputes for at least a fifteen (15) business day period, and if the senior management representatives cannot resolve the dispute, either party may commence litigation proceedings.

(i) Bankruptcy. In the event that either party subject to a voluntary or involuntary filing for protection under federal bankruptcy laws, each party agrees not to attempt to reject, rescind or terminate this Agreement or any of its respective obligations hereunder. The parties acknowledge and agree that the Licenses set forth in this Agreement are intended to be subject to the terms and conditions of Section 365(n) of the United States Bankruptcy Code and Voosh shall be afforded all of the protections as a "licensee" under this Agreement.

(j) Negotiation. This Agreement has been prepared and negotiated by all parties hereto with the assistance and input of their respective attorneys, and therefore no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any portion hereof.

(k) Force Majeure. Except with respect to delays or failures caused by the negligence or willful misconduct of either party, any delay in or failure of non-monetary performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party. The foregoing shall not relieve either party from taking action under its disaster recovery plans and network security policies.

(l) No Publicity. Neither party shall issue a press release or make any public announcement or statement regarding this Agreement, except upon the prior written consent of the other party or upon the good faith opinion of counsel that such announcement or statement is required by applicable laws, rules or regulations of any governmental agency or stock exchange.

(m) Effectiveness; Counterparts. This Agreement shall become effective as of the date first written above upon the execution and delivery of the signature pages hereto by each Party (the "***Effective Date***"). This Agreement may be executed in counterparts (and transmitted by telecopier), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

AMBICOM HOLDINGS, INC.

By: ________________________
Name: ______________________
Title: ______________________

VOOSH, LLC

By: ________________________
Name: ______________________
Title: ______________________